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                                                              [LOGO OF MetLife]

Metropolitan Life Insurance Company
1095 Avenue of the Americas
19/th/ Floor
New York, NY 10036
212 578-2211

Nancy H. Badeer
Assistant General Counsel
Law Department
Tel 212 578-6810 Fax 212 251-1566


November 18, 2014


Board of Directors
MetLife Insurance Company USA
1209 Orange Street
Wilmington, DE 19801

Re: Opinion of Counsel--MetLife Investors USA Separate Account A for the
    Initial Registration Statements on Form N-4 under the Securities Act of 1933 and Amendment No. 560 under the Investment Company Act of 1940 (File No. 811-03365)

Gentlemen:

I am an Assistant General Counsel to the MetLife Group and provide legal counsel to MetLife Insurance Company USA ("Company"). You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the above referenced Initial Registration Statement for the Variable Annuity Contracts (the "Contracts") to be issued by the Company and its separate account MetLife Investors USA Separate Account A ("Separate Account").

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

I am of the following opinions:

1. The Company is duly organized and existing under the laws of the State of Delaware and has been duly authorized to do business and to issue variable annuity contracts by the Insurance Commission of the State of Delaware.

2. MetLife Investors USA Separate Account A is a separate investment account of the Company and is validly existing pursuant to the laws of the State of Delaware and is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of

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Board of Directors
MetLife Insurance Company USA                                            Page 2
November 18, 2014

1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

3. The Contracts covered by the above Registration Statement, and all post-effective amendments relating thereto, will be approved and authorized by the Insurance Commissioner of the State of Delaware and when issued will be valid, legal and binding obligations of the Company and the Separate Account.

4. Assets of the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,


/s/ Nancy H. Badeer
Nancy H. Badeer
Assistant General Counsel